Exhibit 99.1

Investor Contact:	William I. Kent/Crocs Inc.
(303) 848-7000
wkent@crocs.com

Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs Inc. Reports Fourth Quarter and Full Year 2013 Financial Results

Revenues Slightly Exceed and EPS in-line with Guidance

NIWOT, COLORADO — February 20, 2014 — Crocs Inc. (NASDAQ: CROX) today reported financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter and Full Year Financial Highlights:

•                  GAAP revenue increased 1.6% and 6.2% in the 2013 fourth quarter and the full year, respectively.  On a constant currency basis, revenue increased 4.1% and 8.8% in the 2013 fourth quarter and full year, respectively.

•                  The company reported a net loss of $0.76 and net income of $0.12 per diluted share on a GAAP basis in the 2013 fourth quarter and the full year, respectively.  Excluding certain non-recurring, unusual and infrequent charges, the company reported a non-GAAP net loss (1) of $0.20 and non-GAAP net income of $0.82 per diluted share in the 2013 fourth quarter and the full year, respectively.

John McCarvel, President and Chief Executive Officer, said “We delivered balanced performance in the fourth quarter despite the challenging retail environment in North America.  On a constant currency basis, 2013 revenue grew by 4% for the quarter and 9% for the full year. The full-year revenue growth was driven by a solid 7% increase in wholesale revenue, with particular strength in Europe, as well as our global retail expansion.

“We’ve made tremendous progress as a company over the past 10 years — from a one-season, one-shoe, and one-country brand to a diversified, four-season global footwear leader that is on solid financial

(1)  Non-GAAP net income (loss) is a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles (non-GAAP). See the non-GAAP reconciliations set forth later in this press release for additional information.

footing, and we believe our business is well positioned to succeed going forward,” McCarvel continued.  “The recent investment in Crocs by Blackstone is a vote of confidence in our company and our brand, and we believe Crocs will benefit from Blackstone’s financial, consumer, retail and brand-building experience.”

Financial Review

Fourth quarter operating results

In the fourth quarter of 2013, the company incurred a GAAP net loss of $66.9 million or $0.76 per diluted share, compared with a net loss of $3.6 million or $0.04 per diluted share in the comparable quarter in the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $49.2 million in non-recurring, unusual and infrequent charges (of which $45.5 million were non-cash charges) in the fourth quarter of 2013.

Excluding these items, the company reported a non-GAAP net loss of $17.7 million in the quarter or $0.20 per diluted share compared with non-GAAP net income of $4.4 million or $0.05 per diluted share in the fourth quarter of 2012.

Full year 2013 operating results

The company generated net income of $10.4 million or $0.12 per diluted share for the full year 2013, compared with net income of $131.3 million or $1.44 per diluted share in 2012.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $62.4 million in non-recurring, unusual and infrequent charges (of which $48.3 million were non-cash charges) for the full year 2013.

Excluding these items, the company generated non-GAAP net income of $72.8 million or $0.82 per diluted share for the full year 2013 compared with non-GAAP net income of $129.1 million or $1.42 per diluted share during 2012.

Balance Sheet

Cash and cash equivalents at December 31, 2013, amounted to $317.1 million, which is an increase of 7.7% from December 31, 2012.  Inventory decreased 1.5% during 2013 to $162.3 million at December 31, 2013.

Financial Outlook

Thomas J. Smach, Crocs chairman of the board, commented, “As we look forward, 2014 will be a significant transition period for the company.  We will recruit a new CEO who will work with the reconstituted board to refine the company’s short-term and long-term strategic plans, which will include prioritizing earnings over top-line growth.  We will focus on improving financial performance, particularly in the Americas and Japan, as well as enhancing our global retail execution.  As we increasingly focus on profitable growth and retail excellence, we may moderate the pace of our investments in new retail stores as well as consolidate some existing locations. While the company will remain focused on creating long-term value for our shareholders, given the transition that the company will be going through, we will not be providing earnings guidance in 2014.”

For the first quarter of 2014, the company expects revenue between $305 million and $315 million.

Stock Repurchase

With respect to the previously announced $350 million stock repurchase program, the company expects to begin buying back stock in the current quarter.  The company intends to be patient, methodical and opportunistic in the execution of this expanded buyback plan.

CEO Search

As previously announced, Mr. McCarvel intends to retire as president, chief executive officer and board member by April 30, 2014.  The board has begun a search for Mr. McCarvel’s replacement and will make an announcement when the search is successfully concluded.

Conference Call Information

A teleconference call to discuss fourth quarter and full year 2013 results is scheduled for today, Thursday, February 20, 2014, at 8:30 a.m. EST.  The call participation number is (888) 771-4371. A replay of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number

36721382. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through March 22, 2014.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women and children. Crocs offers several distinct shoe collections with more than 300 four-season footwear styles. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs fans “Get Crocs Inside” every pair of shoes, from the iconic clog to new sneakers, sandals, boots and heels. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 20, 2014.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ thousands, except per share data)	2013	2012	2013	2012
Revenues	$228,673	$224,992	$1,192,680	$1,123,301
Cost of sales	125,772	118,642	569,482	515,324
Gross profit	102,901	106,350	623,198	607,977
Selling, general and administrative expenses	135,035	110,656	549,154	460,393
Asset impairment charges	10,747	591	10,949	1,410
Income (loss) from operations	(42,881)	(4,897)	63,095	146,174
Foreign currency transaction (gains) losses, net	221	(170)	4,678	2,500
Interest income	(756)	(640)	(2,432)	(1,697)
Interest expense	497	281	1,016	837
Other income, net	(306)	(324)	(126)	(1,014)
Income (loss) before income taxes	(42,537)	(4,044)	59,959	145,548
Income tax expense (benefit)	24,396	(437)	49,539	14,205
Net income (loss)	$(66,933)	$(3,607)	$10,420	$131,343
Net income (loss) per common share:
Basic	$(0.76)	$(0.04)	$0.12	$1.46
Diluted	$(0.76)	$(0.04)	$0.12	$1.44

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results of operations’ below, which is a non-GAAP financial measure. Adjusted results of operations excludes the impact of items that management believes are non-recurring, unusual and infrequent charges that affected our consolidated statements of operations in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent basis without regard to the impact of non-recurring, unusual and infrequent items and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements in evaluating operating performance by providing better comparability between reporting periods because they provide an additional tool to evaluate our performance without regard to non-recurring, unusual and infrequent items that may not be indicative of overall business trends. They also provide a better baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended
	December 31,
	2013				2012
		Non-Recurring, Unusual				Non-Recurring, Unusual
		and Infrequent Charges				and Infrequent Charges
($ thousands, except per share data)	GAAP	Cash	Non-Cash	Non-GAAP	GAAP	Cash	Non-Cash	Non-GAAP
Revenues	$228,673	$	$	$228,673	$224,992	$	$	$224,992
Cost of sales	125,772				118,642
Inventory write-down (1)		—	(3,419)	(3,419)		—	—	—
Contingency accruals (2)		—	—	—		—	(3,704)	(3,704)
Cost of sales		—	(3,419)	122,353		—	(3,704)	114,938
Gross profit	102,901			106,320	106,350			110,054
Gross margin	45.0%			46.5%	47.3%			48.9%

Selling, general and administrative expenses (“SG&A”)	135,035				110,656
New ERP implementation (3)		(1,656)	—	(1,656)		(870)	—	(870)
Contingency accruals (2)		—	(5,714)	(5,714)		—	(2,200)	(2,200)
Depreciation and amortization (4)		—	(404)	(404)		—	(648)	(648)
Blackstone deal and cash repatriation (5)		(1,091)	—	(1,091)		—	—	—
Management turnover benefit (6)		—	625	625		—	—	—
SG&A		(2,747)	(5,493)	126,795		(870)	(2,848)	106,938
SG&A as a percentage of revenues	59.1%			55.4%	49.2%			47.5%

Asset impairment charges	10,747				591
Retail asset impairment charges (7)		—	(10,408)	(10,408)		—	(591)	(591)
Goodwill impairment charges (8)		—	(339)	(339)		—	—	—
Asset impairment charges		—	(10,747)	—		—	(591)	—
Income (loss) from operations	(42,881)			(20,475)	(4,897)			3,116
Foreign currency transaction (gains) losses, net	221	—	—	221	(170)	—	—	(170)
Interest income	(756)	—	—	(756)	(640)	—	—	(640)
Interest expense	497	—	—	497	281	—	—	281
Other income, net	(306)	—	—	(306)	(324)	—	—	(324)
Income (loss) before income taxes	(42,537)	—	—	(20,131)	(4,044)	—	—	3,969
Income tax expense (benefit) (9)	24,396	(1,000)	(25,831)	(2,435)	(437)	—	—	(437)
Net income (loss)	$(66,933)	$(3,747)	$(45,490)	$(17,696)	$(3,607)	$(870)	$(7,143)	$4,406
Net income (loss) per common share:
Basic	$(0.76)				$(0.04)
Diluted	$(0.76)			$(0.20)	$(0.04)			$0.05

(1) This relates to a write-off of obsolete inventory including raw materials, footwear and accessories.

(2) This represents legal and customs contingency accruals during the year ended December 31, 2013 and 2012 of which $5.7 million and $2.2 million, respectively, was recorded in selling, general and administrative expenses and $0.0 million and $3.7 million, respectively, was recorded in cost of sales.

(3) This represents operating expenses related to the implementation of our new ERP system.

(4) This represents the add-back of accelerated depreciation and amortization on tangible and intangible items related to our current ERP system and supporting platforms that will no longer be utilized once the implementation of a new ERP is complete.

(5) This is related to our recent investment agreement with Blackstone, which includes professional service fees associated with our cash repatriation strategy and other expenses.

(6) This is related to benefits recognized by the Company due to the cancellation of stock awards associated with the resignation of our Chief Executive Officer.

(7) This represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

(8) This is related to a portion of our Crocs Benelux B.V. business purchased by our Crocs Stores B.V. subsidiary in July 2012.

(9) These represent the add-back of certain income tax expenses (benefits). The three months and year-ended December 31, 2013 includes a non-recurring tax expense related to our cash repatriation strategy as well as a valuation allowance adjustment. The year-ended December 31, 2012 includes a non-recurring tax benefit of $11.4 million related to the reversal of reserves related to specific uncertain tax positions and the release of certain valuation allowances associated with deferred tax assets.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period 'adjusted results of operations' below, which is a non-GAAP financial measure. Adjusted results of operations excludes the impact of items that management believes are non-recurring, unusual and infrequent charges that affected our consolidated statements of operations in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent basis without regard to the impact of non-recurring, unusual and infrequent items and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements in evaluating operating performance by providing better comparability between reporting periods because they provide an additional tool to evaluate our performance without regard to non-recurring, unusual and infrequent items that may not be indicative of overall business trends. They also provide a better baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Year Ended
	December 31,
	2013				2012
		Non-Recurring, Unusual				Non-Recurring, Unusual
		and Infrequent Charges				and Infrequent Charges
($ thousands, except per share data)	GAAP	Cash	Non-Cash	Non-GAAP	GAAP	Cash	Non-Cash	Non-GAAP
Revenues	$1,192,680	$	$	$1,192,680	$1,123,301	$	$	$1,123,301
Cost of sales	569,482				515,324
Inventory write-down (1)		—	(3,419)	(3,419)		—	—	—
Contingency accruals (2)		—	—	—		—	(3,704)	(3,704)
Cost of sales		—	(3,419)	566,063		—	(3,704)	511,620
Gross profit	623,198			626,617	607,977			611,681
Gross margin	52.3%			52.5%	54.1%			54.5%

SG&A	549,154				460,393
Brazil tax credits (10)		(6,094)	—	(6,094)		—	—	—
New ERP implementation (3)		(5,902)	—	(5,902)		(870)	—	(870)
Contingency accruals (2)		—	(5,714)	(5,714)		—	(2,200)	(2,200)
Depreciation and amortization (4)		—	(2,991)	(2,991)		—	(903)	(903)
Blackstone deal and cash repatriation (5)		(1,091)	—	(1,091)		—	—	—
Management turnover benefit (6)		—	625	625		—	—	—
SG&A		(13,087)	(8,080)	527,987		(870)	(3,103)	456,420
SG&A as a percentage of revenues	46.0%			44.3%	41.0%			40.6%

Asset impairment charges	10,949				1,410
Retail asset impairment charges (7)		—	(10,610)	(10,610)		—	(1,410)	(1,410)
Goodwill impairment charges (8)		—	(339)	(339)		—	—	—
Asset impairment charges		—	(10,949)	—		—	(1,410)	—
Income from operations	63,095			98,630	146,174			155,261
Foreign currency transaction losses, net	4,678	—	—	4,678	2,500	—	—	2,500
Interest income	(2,432)	—	—	(2,432)	(1,697)	—	—	(1,697)
Interest expense	1,016	—	—	1,016	837	—	—	837
Other income, net	(126)	—	—	(126)	(1,014)	—	—	(1,014)
Income before income taxes	59,959	—	—	95,494	145,548	—	—	154,635
Income tax expense (9)	49,539	(1,000)	(25,831)	22,708	14,205	—	11,368	25,573
Net income	$10,420	$(14,087)	$(48,279)	$72,786	$131,343	$(870)	$3,151	$129,062
Net income per common share:
Basic	$0.12				$1.46
Diluted	$0.12			$0.82	$1.44			$1.42

(1) This relates to a write-off of obsolete inventory including raw materials, footwear and accessories.

(2) This represents legal and customs contingency accruals during the year ended December 31, 2013 and 2012 of which $5.7 million and $2.2 million, respectively, was recorded in selling, general and administrative expenses and $0.0 million and $3.7 million, respectively, was recorded in cost of sales.

(3) This represents operating expenses related to the implementation of our new ERP system.

(4) This represents the add-back of accelerated depreciation and amortization on tangible and intangible items related to our current ERP system and supporting platforms that will no longer be utilized once the implementation of a new ERP is complete.

(5) This is related to our recent investment agreement with Blackstone, which includes professional service fees associated with our cash repatriation strategy and other expenses.

(6) This is related to benefits recognized by the Company due to the cancellation of stock awards associated with the resignation of our Chief Executive Officer.

(7) This represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

(8) This is related to a portion of our Crocs Benelux B.V. business purchased by our Crocs Stores B.V. subsidiary in July 2012.

(9) These represent the add-back of certain income tax expenses (benefits). The three months and year-ended December 31, 2013 includes a non-recurring tax expense related to our cash repatriation strategy as well as a valuation allowance adjustment. The year-ended December 31, 2012 includes a non-recurring tax benefit of $11.4 million related to the reversal of reserves related to specific uncertain tax positions and the release of certain valuation allowances associated with deferred tax assets.

(10) This represents a net expense related to the resolution of a statutory tax audit in Brazil.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
($ thousands, except number of shares)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$317,144	$294,348
Accounts receivable, net of allowances of $10,513 and $13,315, respectively	104,405	92,278
Inventories	162,341	164,804
Deferred tax assets, net	4,440	6,284
Income tax receivable	10,630	5,613
Other receivables	11,942	24,821
Prepaid expenses and other current assets	29,175	24,967
Total current assets	640,077	613,115
Property and equipment, net	86,971	82,241
Intangible assets, net	74,822	59,931
Deferred tax assets, net	19,628	34,112
Other assets	53,661	40,239
Total assets	$875,159	$829,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,450	$63,976
Accrued expenses and other current liabilities	97,111	81,371
Deferred tax liabilities, net	11,199	2,405
Income taxes payable	15,992	8,147
Current portion of long-term borrowings and capital lease obligations	5,176	2,039
Total current liabilities	186,928	157,938
Long term income tax payable	36,616	36,343
Long-term borrowings and capital lease obligations	11,670	4,596
Other liabilities	15,201	13,361
Total liabilities	250,415	212,238

Commitments and contingencies
Stockholders’ equity:
Preferred shares, par value $0.001 per share, 5,000,000 shares authorized, none outstanding	—	—
Common shares, par value $0.001 per share, 250,000,000 shares authorized, 91,662,656 and 88,450,203 shares issued and outstanding, respectively, at December 31, 2013 and 91,047,297 and 88,662,845 shares issued and outstanding, respectively, at December 31, 2012	92	91
Treasury stock, at cost, 3,212,453 and 2,384,452 shares, respectively	(55,964)	(44,214)
Additional paid-in capital	321,532	307,823
Retained earnings	344,432	334,012
Accumulated other comprehensive income	14,652	19,688
Total stockholders’ equity	624,744	617,400
Total liabilities and stockholders’ equity	$875,159	$829,638

Schedule 1:  Revenue Results — Channel and Regional Fourth Quarter 2013 (UNAUDITED)

	Three Months Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2013	2012	$	%	$	%
Channel revenues:
Wholesale:
Americas	$43,277	$48,118	$(4,841)	(10.1)%	$(4,235)	(8.8)%
Asia Pacific	32,556	33,342	(786)	(2.4)	(175)	(0.5)
Japan	12,310	15,517	(3,207)	(20.7)	(295)	(1.9)
Europe	23,526	13,174	10,352	78.6	9,419	71.5
Other businesses	54	241	(187)	(77.6)	(190)	(78.8)
Total Wholesale	111,723	110,392	1,331	1.2	4,524	4.1
Consumer-direct:
Retail:
Americas	46,141	47,415	(1,274)	(2.7)	(864)	(1.8)
Asia Pacific	26,083	25,342	741	2.9	1,185	4.7
Japan	5,941	6,954	(1,013)	(14.6)	395	5.7
Europe	11,773	9,894	1,879	19.0	1,652	16.7
Total Retail	89,938	89,605	333	0.4	2,368	2.6
Internet:
Americas	17,256	16,453	803	4.9	894	5.4
Asia Pacific	2,418	1,922	496	25.8	568	29.6
Japan	1,797	1,758	39	2.2	463	26.3
Europe	5,541	4,862	679	14.0	445	9.2
Total Internet	27,012	24,995	2,017	8.1	2,370	9.5
Total revenues:	$228,673	$224,992	$3,681	1.6%	$9,262	4.1%

	Three Months Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2013	2012	$	%	$	%
Regional Revenue:
Americas	$106,674	$111,986	$(5,312)	(4.7)%	$(4,205)	(3.8)%
Asia Pacific	61,057	60,606	451	0.7	1,578	2.6
Japan	20,048	24,229	(4,181)	(17.3)	563	2.3
Europe	40,840	27,930	12,910	46.2	11,516	41.2
Other businesses	54	241	(187)	(77.6)	(190)	(78.8)
Total revenues:	$228,673	$224,992	$3,681	1.6%	$9,262	4.1%

(1)         Reflects quarter-over-quarter change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2012 average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Schedule 2: Revenue Results – Channel and Regional Full Year 2013 (UNAUDITED)

	Year Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2013	2012	$	%	$	%
Channel revenues:
Wholesale:
Americas	$239,104	$235,988	$3,116	1.3%	$5,589	2.4%
Asia Pacific	212,761	180,970	31,791	17.6	31,199	17.2
Japan	90,426	117,380	(26,954)	(23.0)	(6,940)	(5.9)
Europe	131,215	110,947	20,268	18.3	17,585	15.8
Other businesses	254	574	(320)	(55.7)	(325)	(56.6)
Total Wholesale	673,760	645,859	27,901	4.3	47,108	7.3
Consumer-direct:
Retail:
Americas	202,925	196,711	6,214	3.2	7,303	3.7
Asia Pacific	120,020	104,632	15,388	14.7	15,380	14.7
Japan	36,566	38,430	(1,864)	(4.9)	6,526	17.0
Europe	58,507	35,052	23,455	66.9	22,728	64.8
Total Retail	418,018	374,825	43,193	11.5	51,937	13.9
Internet:
Americas	56,523	63,153	(6,630)	(10.5)	(6,404)	(10.1)
Asia Pacific	9,971	7,244	2,727	37.6	2,749	37.9
Japan	7,871	8,755	(884)	(10.1)	867	9.9
Europe	26,537	23,465	3,072	13.1	2,231	9.5
Total Internet	100,902	102,617	(1,715)	(1.7)	(557)	(0.5)
Total revenues:	$1,192,680	$1,123,301	$69,379	6.2%	$98,488	8.8%

	Year Ended December 31,		Change		Constant Currency Change(1)
($ thousands)	2013	2012	$	%	$	%
Regional Revenue:
Americas	$498,552	$495,852	$2,700	0.5%	$6,488	1.3%
Asia Pacific	342,752	292,846	49,906	17.0	49,328	16.8
Japan	134,863	164,565	(29,702)	(18.0)	453	0.3
Europe	216,259	169,464	46,795	27.6	42,544	25.1
Other businesses	254	574	(320)	(55.7)	(325)	(56.6)
Total revenues:	$1,192,680	$1,123,301	$69,379	6.2%	$98,488	8.8%

(1)         Reflects year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2012 average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Schedule 3:  Company Operated Retail Highlights (UNAUDITED)

2013 Fourth Quarter

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
Comparable store sales (1)	Decmber 31, 2013	Decmber 31, 2012
Americas	(7.9)%	(0.9)%
Asia Pacific	5.4	(4.9)
Japan	(9.7)	(20.2)
Europe	0.7	(2.3)
Global	(4.0)%	(3.5)%

2013 Full Year

	Constant Currency	Constant Currency
	Year Ended	Year Ended
Comparable store sales (1)	Decmber 31, 2013	Decmber 31, 2012
Americas	(5.8)%	2.6%
Asia Pacific	6.9	3.3
Japan	(15.0)	(13.0)
Europe	2.4	5.4
Global	(2.7)%	1.5%

(1)         Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales growth is calculated on a currency neutral basis using historical annual average currency rates.

Retail store counts

	September 30,			December 31,
Company-operated retail locations:	2013	Opened	Closed	2013
Type:
Kiosk/Store in Store	121	3	(2)	122
Retail Stores	311	18	(2)	327
Outlet Stores	159	12	(1)	170
Total	591	33	(5)	619
Operating segment:
Americas	205	11	—	216
Asia Pacific	221	18	(3)	236
Japan	50	—	(1)	49
Europe	115	4	(1)	118
Total	591	33	(5)	619

	December 31,			December 31,
Company-operated retail locations:	2012	Opened	Closed	2013
Type:
Kiosk/Store in Store	121	23	(22)	122
Retail Stores	287	66	(26)	327
Outlet Stores	129	43	(2)	170
Total	537	132	(50)	619
Operating segment:
Americas	199	34	(17)	216
Asia Pacific	201	61	(26)	236
Japan	40	11	(2)	49
Europe	97	26	(5)	118
Total	537	132	(50)	619

Schedule 4:  Global and Segment metrics (UNAUDITED)

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
Global	2013	2012	%	2013	2012	%
Units (in millions)	10.738	9.821	9.3%	54.326	49.947	8.8%
Average Selling Price (“ASP”)	$20.60	$21.93	(6.1)	$21.27	$21.55	(1.3)
New Product Introduction (“NPI”)	24.6%	37.6%	(34.5)	30.6%	36.7%	(16.7)
Clogs as % of Revenue	51.5%	51.0%	0.9%	46.4%	48.5%	(4.5)%

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
Americas	2013	2012	%	2013	2012	%
Units (in millions)	5.150	5.6	(8.1)%	24.793	25.451	(2.6)%
ASP	$20.01	$19.03	5.2	$19.46	$18.54	5.0
NPI	25.0%	31.3%	(20.2)	26.9%	33.6%	(20.1)
Clogs as % of Revenue	56.8%	59.3%	(4.2)%	49.3%	52.5%	(6.2)%

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
Asia Pacific	2013	2012	%	2013	2012	%
Units (in millions)	2.156	2.3	(5.0)%	12.445	10.906	14.1%
ASP	$27.28	$25.81	5.7	$26.64	$25.88	3.0
NPI	41.9%	50.1%	(16.3)	48.3%	50.2%	(3.9)
Clogs as % of Revenue	28.2%	30.8%	(8.2)%	28.4%	31.4%	(9.7)%

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
Japan	2013	2012	%	2013	2012	%
Units (in millions)	1.039	0.850	22.3%	6.209	5.925	4.8%
ASP	$18.51	$27.41	(32.5)	$20.82	$26.36	(21.0)
NPI	26.1%	58.1%	(55.0)	35.5%	37.1%	(4.2)
Clogs as % of Revenue	56.1%	53.4%	5.1%	53.8%	51.9%	3.7%

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
Europe	2013	2012	%	2013	2012	%
Units (in millions)	2.393	1.095	118.5%	10.879	7.665	41.9%
ASP	$16.75	$24.44	(31.5)	$19.51	$21.65	(9.9)
NPI	7.6%	26.9%	(71.5)	15.9%	27.8%	(42.7)
Clogs as % of Revenue	69.6%	58.1%	19.8%	63.4%	60.0%	5.6%

Schedule 5: CROCS, INC. BACKLOG (UNAUDITED)

	December 31,
($ thousands)	2013	2012
Americas	$113,972	$122,376
Asia Pacific	141,446	121,767
Japan	47,651	53,732
Europe	76,203	56,456
Total backlog (1)	$379,272	$354,331

(1) We receive a significant portion of orders from our wholesale customers and distributors that remain unfilled as of any date and, at that point, represent orders scheduled to be shipped at a future date. We refer to these unfilled orders as backlog. While all orders in our backlog are subject to cancellation by customers, we expect that the majority of such orders will be filled within one year. Backlog as of a particular date is affected by a number of factors, including seasonality, manufacturing schedule and the timing of product shipments. Further, the mix of future and immediate delivery orders can vary significantly period over period. Backlog only relates to wholesale and distributor orders for the next season and current season fill-in orders and excludes potential sales in our retail and internet channels. Backlog also is affected by the timing of customers’ orders and product availability. Due to these factors and since the unfulfilled orders can be canceled at any time prior to shipment by our customers, we believe that backlog may be an imprecise indicator of future revenues that may be achieved in a fiscal period and comparisons of backlog from period to period may be misleading. In addition, our historical cancellation experience may not be indicative of future cancellation rates.